JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a Statement on Schedule 13G and any necessary amendments thereto with respect to the common stock of SkyWater Technology, Inc. and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 13, 2025.

CMI OXBOW PARTNERS, LLC

By:	Oxbow Industries, LLC, its Managing Member

By:	/s/Loren A. Unterseher
Name: Loren A. Unterseher
Title: Managing Partner

OXBOW INDUSTRIES, LLC

By:	/s/Loren A. Unterseher
Name: Loren A. Unterseher
Title: Managing Partner

/s/Loren A. Unterseher
Loren A. Unterseher